UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014

CARBONITE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Avenue de Lafayette, Boston, Massachusetts 02111

(Address of principal executive offices, including ZIP code)

(617) 587-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2014, Carbonite, Inc. (the “Company”) announced that the board of directors of the Company appointed Mohamad Ali as President and Chief Executive Officer and as a member of the board of directors of the Company. Mr. Ali has assumed his new roles effective December 3, 2014. David Friend has resigned as President and Chief Executive Officer of the Company effective December 3, 2014. Effective upon such resignation, Mr. Friend has become Executive Chairman of the Board of Directors and will continue to advise the Company on key strategic initiatives.

Mr. Ali, age 44, served as chief strategy officer of Hewlett-Packard from August 2012 to December 2014. From April 2012 to August 2012, Mr. Ali served as chief executive officer of the Workforce Optimization division of Aspect Software. From April 2011 to April 2012, Mr. Ali served as senior vice president and president of Avaya Corporation’s global services business and from July 2009 to March 2011 he served as Avaya’s senior vice president of corporate development and strategy. From January 1996 to July 2009, Mr. Ali served in various roles at IBM, including vice president of business and strategy for the information management division from 2005 to 2009. Mr. Ali holds a B.S. in Computer Engineering, a B.A. in History, and a Master of Science in Electrical Engineering from Stanford University.

There are no family relationships between Mr. Ali and any director or other executive officer of the Company, or with any person selected to become an officer or a director of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions proposed, in which Mr. Ali, or any member of his immediate family, has a direct or indirect material interest.

On December 3, 2014, the Company entered into an executive employment agreement (the “Executive Employment Agreement”) with Mr. Ali setting forth the terms of his employment as the Company’s President and Chief Executive Officer. The Executive Employment Agreement provides for an annual base salary of $375,000, subject to increases and modifications as determined by our board of directors or its compensation committee. The Executive Employment Agreement also provides for a sign-on bonus of $500,000 of which Mr. Ali is obligated to repay a prorated portion in the event that he voluntarily terminates his employment within one year from its commencement. Mr. Ali will be eligible to participate in the Company’s management incentive bonus program and in other benefit programs that the Company establishes and makes available to its employees from time to time, to the same extent available to similarly situated employees of the Company.

Pursuant to the Executive Employment Agreement, Mr. Ali has been granted an option to purchase 250,000 shares of the Company’s common stock at an exercise price of $14.44, equal to the fair market value of the Company’s common stock on the date of grant, (the “FMV Price”) with such option becoming exercisable on the first day after the completion of a trading period, as defined in the Executive Employment Agreement, in which the common stock of the Company has traded at a price per share (each a “Target Price”) of $15.00 with respect to 25% of the shares, $17.50 with respect to 25% of the shares, $20.00 with respect to 25% of the shares and $22.50 with respect to 25% of the shares. Mr. Ali has also been granted restricted stock units with respect to 450,000 shares of the Company’s common stock at an exercise price equal to the FMV Price, which restricted stock units shall vest and be settled in shares of Common Stock as to (x) 50,000 restricted stock units (the “1 Year RSUs”) on December 31, 2015, (y) 400,000 restricted stock units (the “4 Year RSUs”), 25% of which shall vest and be settled on the first anniversary of the Start Date (as defined in the Executive Employment Agreement), the balance of which shall vest and settle in equal quarterly installments over the next 36 months. All equity awards to Mr. Ali are contingent upon Mr. Ali’s continued employment with the Company. The vesting and settlement schedule for the 1 Year RSUs and the 4 Year RSUs accelerate upon the occurrence of certain change of control and termination events.

If Mr. Ali’s employment is terminated by the Company other than for cause, or if Mr. Ali is constructively terminated by the Company, he will be entitled to receive a payment in an amount equal to (i) twelve times his then current monthly base salary plus (ii) twelve times the monthly amount that the Company paid for his participation in the Company’s health insurance plan during the month immediately preceding the termination date, in each case subject to Mr. Ali’s execution and delivery of a full release in favor of the Company.

The foregoing summary of Mr. Ali’s offer letter agreement is summary in nature and is qualified in its entirety by reference to the Executive Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On December 4, 2014, the Company issued a press release announcing that Mr. Ali has been appointed as its President and Chief Executive Officer. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01, including the exhibit referenced herein, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include any statements regarding the Company’s strategic and operational plans. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Item 9.01 Exhibits

(d) Exhibits

10.1	Executive Employment Agreement with Mohamad Ali, dated December 3, 2014.

99.1	Press Release of Carbonite, Inc. dated December 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on December 4, 2014.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name: Danielle Sheer
Title: Vice President and General Counsel